As filed with the Securities and Exchange Commission on December 16, 1996


                                   Registration No. 333-______

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549


                              FORM S-3
                       REGISTRATION STATEMENT

                                Under
                      THE SECURITIES ACT OF 1933
                                 for
               Dividend Reinvestment and Stock Purchase Plan
                       (full title of the Plan)



                       CFW COMMUNICATIONS COMPANY
        (Exact name of registrant as specified in its charter)



           VIRGINIA                           54-1443350
 (State or other jurisdiction              (I.R.S. Employer
 of incorporation or organization)         Identification No.)


                           P. O. Box 1990
                     Waynesboro, Virginia 22980
                           (540) 946-3500
(Address and telephone number of registrant's principal executive offices)
                         ____________________
                          James S. Quarforth
                 President and Chief Executive Officer
                      CFW Communications Company
                            P. O. Box 1990
                      Waynesboro, Virginia 22980
                           (703) 946-3500
      (Name, address and telephone number of agent for service)

                               Copy to:
                          David M. Carter, Esq.
                            Hunton & Williams
                        Riverfront Plaza, East Tower
                           951 East Byrd Street
                         Richmond, Virginia  23219
                              (804) 788-8200

Approximate date of commencement of proposed sale to the public:
  As soon as possible after the effective date of this Registration Statement.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. __

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
______________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __



              CALCULATION OF REGISTRATION FEE
                              Proposed    Proposed
Title of Each                 Maximum     Maximum      Amount
Class of                      Offering    Aggregate      of
Securities To  Amount To Be   Price Per   Offering   Registration
Be Registered  Registered(1)  Per Unit(2) Price(2)      Fee

Common Stock,  500,000 shares   $21.50   $10,750,000  $3,258
no par value

Preferred Share
Purchase
Rights(3)      500,000 rights    N/A         N/A           N/A

(1) The maximum number of shares issuable to participants in accordance with the terms and conditions of the Dividend Reinvestment and Stock Purchase Plan and which are the subject of this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.
(3) The Preferred Share Purchase Rights will be attached to and will trade with shares of Common Stock.

Prospectus

CFW Communications Company
Dividend Reinvestment and
Stock Purchase Plan


CFW Communications Company (the "Company") hereby offers to holders of the Company's common stock the opportunity to purchase, through reinvestment of dividends or by additional cash payment, additional shares of common stock, on the terms, subject to the conditions and at the prices herein stated.

Dividends reinvested will be applied to the purchase of shares of common stock at 100% of the average market value. Participants may make additional optional cash payments of not less than $50 per month and not more than $10,000 per quarter; such payments will be applied to the purchase of shares at 100% of the average market value.

This Prospectus relates to 500,000 shares of common stock of the Company that have been registered for sale under the Dividend
Reinvestment and Stock Purchase Plan (the "Plan"). Please retain this Prospectus for future reference.

The executive offices of the Company are located at 401 Spring
Lane, Suite 300, P.O. Box 1990, Waynesboro, Virginia 22980, and its telephone number is (540) 946-3500.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered herein to any person in any jurisdiction to whom or where such an offer or solicitation is unlawful. No one has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with this offering and, therefore, any such information or representations must not be relied upon as having been authorized by the Company. The delivery of the Prospectus or any sale made under this offer should not imply that the information in this Prospectus is correct as of any time after the date of this Prospectus.

        The date of this Prospectus is December 16, 1996.

                    CFW COMMUNICATIONS COMPANY


                    DIVIDEND REINVESTMENT AND


                       STOCK PURCHASE PLAN


     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                      ____________________


                        TABLE OF CONTENTS

                                                             Page

The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Enrollment . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Purchases and Price of Shares. . . . . . . . . . . . . . . . .  3
Reinvested Dividends . . . . . . . . . . . . . . . . . . . . .  4
Optional Cash Purchases. . . . . . . . . . . . . . . . . . . .  4
Dividends on Shares Held in Plan . . . . . . . . . . . . . . .  5
Account Statements . . . . . . . . . . . . . . . . . . . . . .  5
Certificates for Shares. . . . . . . . . . . . . . . . . . . .  5
Termination of Participation . . . . . . . . . . . . . . . . .  5
Administration . . . . . . . . . . . . . . . . . . . . . . . .  6
Voting of Shares Held Under the Plan . . . . . . . . . . . . .  6
Effects of a Stock Dividend, Stock Split or Common Stock Rights
Offering . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Responsibility of the Administrator and the Company Under the
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Interpretation and Regulation of the Plan. . . . . . . . . . .  6
Change in or Discontinuance of the Plan. . . . . . . . . . . .  7
Federal Income Tax Consequences of Participation in the Plan .  7
Address of the Administrator . . . . . . . . . . . . . . . . .  8
Inquiries Regarding the Plan . . . . . . . . . . . . . . . . .  8
Indemnification of Directors and Officers of the Company . . .  8
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .  9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Available Information. . . . . . . . . . . . . . . . . . . . .  9
Incorporation of Documents by Reference. . . . . . . . . . . .  9
Authorization. . . . . . . . . . . . . . . . . . . . . . . . . 11

The Plan

     This Prospectus relates to 500,000 shares of common stock of the Company that have been registered for sale under the Dividend Reinvestment and Stock Purchase Plan. Shares of common stock for participants may be purchased from the Company or in the open market. First Union National Bank of North Carolina ("First Union" or the "Plan Administrator") serves as the administrator of the Plan.

Purpose

     The Plan provides you with a simple and convenient way to invest your cash dividends in additional shares of the Company's common stock. As a participant in the Plan, you may purchase shares of common stock at the market price with reinvested dividends. You may also invest additional cash on a monthly basis, making payments of not less than $50 per month or more than $10,000 per quarter, to purchase common stock at the market price. You receive free custodial services for the shares you hold through the Plan. All administrative costs of the Plan will be paid by the Company other than brokerage commissions on shares purchased with reinvested dividends.

     Shares may be acquired for the Plan in the open market on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions. Purchases may be made on such terms as to price, delivery and otherwise as the Company or its purchasing agent may determine. In addition, the Company may issue shares from previously authorized but unissued shares. Shares purchased from the Company will provide it funds for general corporate purposes.

Eligibility

     Shareholders are eligible to participate in the Plan with respect to all, or less than all, of their shares. If your shares are held by a broker or nominee and you want to participate in the Plan, you must make appropriate arrangements with your broker or nominee.

Enrollment

     You may join the Plan by signing the enrollment form attached to this Prospectus and returning it to the Plan
Administrator.

     Your participation in the Plan will begin automatically with the first dividend or cash payment after your signed authorization form is received. Record dates are usually set the first week of March, June, September and December. If your enrollment form is received after the record date, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

     Participants in the Plan pay brokerage commissions on shares purchased with reinvested dividends. All other administrative costs of the Plan will be paid by the Company. If you ask that your Plan shares be sold, you will pay certain charges as explained in the "Termination of Participation" section of the Prospectus.

Purchases and Price of Shares

     The reinvestment of your dividends will be made on the Company's dividend payment date each quarter. Dividend payment dates (investment dates) for common stock are ordinarily the last business day of March, June, September and December. Additional cash payments may be submitted on a monthly basis. Investment of your additional cash payments will be made on the dividend payment dates or the last day of the month for those months in which dividends are not paid (investment dates). You become an owner of shares purchased under the Plan as of the investment date. Purchases on behalf of the Plan made with each dividend and/or cash contribution may be made on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions and may be made on such terms as to price, delivery and otherwise as the Company or its purchasing agent may determine. The Plan Administrator will commingle the funds of all participants together in its name or in the name of its nominee. The Company and the Plan Administrator will have no responsibility for any fluctuations in the market price of the shares acquired for a participant's account.

Reinvested Dividends

     The number of shares purchased for you as a participant in the Plan depends on the amount of your dividends (less any applicable withholding taxes) and the purchase price of the common stock. Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested divided by the purchase price per share.

     Shares of common stock for participants may be purchased from the Company or in the open market. The price you pay for shares purchased from the Company with reinvested dividends will be the average of the high and low trading price of the common stock reported for the investment date, or if the investment date is not a trading day, on the next following trading day. The price per share for shares purchased in the open market with reinvested dividends will be the average price of all shares purchased for the Plan for that dividend period. Dividends under the Plan will be invested as promptly as practicable and within 30 days unless sufficient shares of Company common stock are not available on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, in which event amounts may be invested after the 30-day period. Purchases under the Plan from time to time may have to be temporarily curtailed or suspended to comply with rules and regulations of the Securities and Exchange Commission.

Optional Cash Purchases

     As a Plan participant, you may make additional cash payments for the purchase of the Company's common stock on a monthly basis. Payments must be at least $50 per month and not more than $10,000 per quarter. You are not obligated to make any cash payments, and if you choose to do so, you need not send the same amount of money each month.

     The price of shares purchased from the Company with optional cash payments is the average of the high and low trading prices of the common stock reported for the investment date, or if the investment date is not a trading day, on the next following trading day. The price per share for shares purchased in the open market will be the average price of all shares purchased for the Plan for the applicable period.

     Cash payments must be received at least five trading days prior to the last trading day of the month in order to be used to purchase shares for your account that month. Any payment received less than five business days before the investment date will be held until the next investment date, and no interest or similar consideration will be paid on optional cash payments awaiting investment. Any payments not yet invested will be refunded if a written request is received two business days before the next investment date. Payments will be accepted at any time.

     Optional cash payments and other amounts received under the Plan will be invested as promptly as practicable and within 30 days unless sufficient shares of common stock are not available on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, in which event amounts may be invested after the 30-day period. Purchases under the Plan from time to time may have to be temporarily curtailed or suspended to comply with rules and regulations of the Securities and Exchange Commission.

     Cash purchases may be made when you join the Plan by enclosing a check or money order payable to First Union National
Bank of North Carolina with the authorization form. After you are enrolled, please use the form provided with your account statement when you make cash purchases.

Dividends on Shares Held in Plan

     Dividends paid on shares held in the Plan (less any applicable withholding taxes) will be credited to your Plan account. Dividends are paid on both full and fractional shares held in your account and are automatically reinvested in additional shares of common stock.

Account Statements

     You will receive a statement of your account as soon as practicable after each investment date. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes. The Plan Administrator will confirm to each participant purchases made on the participant's behalf as soon as practical after each purchase is completed, but no certificates will be issued for a participant's shares unless the participant so requests it in writing, or the participant's account is terminated. All such written requests will remain in effect until revoked by the participant. Certificates for fractional shares will not be issued.

     The Company will send Form 1099 information statements to participants notifying them of the amount of the dividends reported by the Company to the Internal Revenue Service as being paid to Participants. See "Federal Income Tax Consequences of Participation in the Plan."

Certificates for Shares

     Your shares will be held in the name of the Plan Administrator or its nominee, as agent. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares, and reduces costs of the Plan (which are paid by the Company).

     Certificates for any number of whole shares credited to your account will be issued in your name upon your written request. Certificates for fractional shares will not be issued. Should you want your shares registered and issued in a name different from that on your Plan account, you must inform the Plan Administrator in writing and comply with applicable transfer requirements. If you wish to sell or pledge shares credited to your account, you must first withdraw those shares from your account.

Termination of Participation

     You may discontinue reinvestment of dividends under the Plan by notifying the Plan Administrator in writing. Written notice should be sent to First Union National Bank of North Carolina. Termination of your participation in the Plan will be treated as a request for withdrawal of shares held in your account. To stop reinvestment of dividends, a notice of termination must be received at least 10 business days prior to the dividend record date for the next dividend to be paid. Since you must be a shareholder to participate in the Plan, disposition of all shares registered in your name will terminate your Plan account automatically.

     Either the Plan Administrator or the Company may terminate or amend the Plan by notice in writing mailed to each participant within 30 days following any dividend payment date.

     If you terminate participation in the Plan, or if the Company terminates the Plan, you will receive a certificate for the whole shares credited to your account under the Plan and a check in the amount equal to the then current market price of any fractional shares. If you should terminate participation and request that any shares held in your account be sold, the Plan Administrator will arrange for sale of your shares on the open market as soon as practicable. Following sale, you will be sent a check for the proceeds of the sale, less any applicable fees, brokerage commissions and transfer taxes related to the sale of shares.

     Participation in the Plan will automatically terminate if written notice of the death or adjudicated incompetency of a participant is received by the Plan Administrator at least 10 days before the next dividend record date. Also, participation in the Plan will automatically terminate if the participant becomes subject to backup withholding on dividend payments by direction of the Internal Revenue Service. Upon termination by reason of timely notice of death or adjudicated incompetency, no purchase of shares will be made for a participant's account and shares and any cash dividends paid thereon will be retained by the Plan Administrator, subject to these terms and conditions, until such participant's legal representative will have been appointed and will have furnished proof satisfactory to the Plan Administrator of the representative's right to receive the same, or until distribution can otherwise be made in any manner permitted by law.

     A participant who changes his address must promptly notify the Plan Administrator. If a participant moves his residence to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities laws, the participant will be deemed to have terminated participation in the Plan.

Administration

     First Union National Bank of North Carolina is the Plan Administrator. As Administrator, First Union maintains records and sends statements of your account to you. Shares of common stock purchased under the Plan are registered in the name of First Union or its nominee, as agent, and credited to the accounts of participants.

Voting of Shares Held Under the Plan

     All whole shares of common stock credited to a participant's account under the Plan will be voted in accordance with a proxy returned by the participant. Shares will not be voted if a proxy is not returned.

Effects of a Stock Dividend, Stock Split or Common Stock Rights
Offering

     Any stock dividends or split of shares distributed by the Company on shares held in the Plan for a participant will be credited to the participant's account.

     If the Company makes rights to subscribe to additional shares available to its shareholders, such rights will be based on your total holdings, including those shares held in your Plan account. Rights applicable to shares held in your Plan account, however, will be sold by the Plan Administrator and the proceeds applied as an optional cash payment to purchase common stock on the next investment date. If you wish to exercise any such rights, you will be able to do so only if you have requested that certificates for shares held in your Plan Account be issued to you prior to the record date for shareholders entitled to receive such rights.

Responsibility of the Administrator and the Company Under the Plan

     Neither the Company nor the Plan Administrator will be liable hereunder for any act done in good faith or for any good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when such purchases are made or fluctuations in the market price of common stock.

     Neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

Interpretation and Regulation of the Plan

     The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation.

Change in or Discontinuance of the Plan

     While the Company hopes to continue the Plan indefinitely, it reserves the right to suspend or discontinue the Plan at any time, including the period between a dividend record date and the related dividend payment date. It also reserves the right to make modifications to the Plan. You will be notified of any such suspension, discontinuance or change. The Company reserves the right to terminate any participant's participation in the Plan at any time.

Federal Income Tax Consequences of Participation in the Plan

     The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for your general information only, and you are urged to consult your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the disposition of any shares of common stock purchased pursuant to the Plan.

          Reinvested Dividends

     When your dividends are reinvested to acquire shares of common stock (including any fractional share), you will be treated as having received a distribution equal to the amount of cash dividends otherwise payable to you. For example, if dividends of $100 are reinvested under the Plan to acquire shares of common stock with a fair market value of $100, the amount of the distribution will be $100. When shares are acquired for you under the Plan through open market purchases, the distribution will include the amount of your allocable portion of any brokerage commissions or other acquisition fees. For example, if $100 of your dividends are reinvested to purchase shares of common stock with a fair market value of $99 in the open market under the Plan, with your portion of acquisition fees being $1, the total amount of the distribution you will be treated as receiving for federal income tax purposes will be $100. (The $1 figure in the preceding example is for purposes of illustration only; it is not a representation or estimate of the amount or percentage of brokerage commissions and other acquisition fees that may be paid under the Plan.) The full amount treated as a distribution to you generally will constitute a taxable dividend for federal income tax purposes.

     The initial tax basis of shares of common stock you acquire with reinvested dividends will equal the amount of the distribution you are treated as having received. Consequently, your initial basis in a share acquired with reinvested dividends will be the share's market value (as computed to determine the per share purchase price) plus, if the share is acquired through an open market purchase, the amount of any brokerage commissions and other acquisition fees allocable to the share. The holding period for shares of common stock acquired with reinvested dividends will begin the later of the day after the dividend reinvestment date or, in the case of open market purchases, the purchase date. A whole share resulting from the acquisition of two or more fractional shares on different dates will have a split holding period, with the holding period for each fractional component beginning the day after the dividend payment date, or later purchase date, when the fraction was acquired.

          Optional Cash Payments

     The purchase of shares of common stock under the Plan with your optional cash payments will not result in a distribution to you for federal income tax purposes unless the purchase is made in the open market. In the case of an open market purchase, you will be treated as receiving a distribution equal to your portion of brokerage commissions and any other acquisition fees paid by the Company. The amount of any such distribution generally will constitute a dividend. The initial tax basis in shares of common stock acquired with an optional cash payment will be the amount of the payment plus, if the shares are acquired through an open market purchase, the amount of brokerage commissions and other acquisition fees allocable to the shares. The holding period for shares acquired with optional cash payments under the Plan will begin the day after the investment date. A share consisting of fractional shares purchased on different dates will have a split holding period, with the holding period for each fractional component beginning the day after its investment date.

          Receipt of Share Certificates and Cash

     You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan Administrator sells your shares pursuant to your request upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your shares of common stock in the Plan as capital assets.

Address of the Administrator

     Optional cash payments, change in name or address, and notices of termination should be directed to:

          First Union National Bank of North Carolina
                  Shareholder Services Group
              230 South Tryon Street, 11th Floor
                  Charlotte, NC  28288-1153

Inquiries Regarding the Plan

     Please address questions about the Plan and your participation to:


                CFW Communications Company
               Investor Relations Department
                     P. O. Box 1990
                Waynesboro, Virginia  22980

or call (540) 946-3500.


     To Join the Plan:

     Fill out and sign the authorization form. Be sure the name(s) on the form are exactly the same as those on your stock certificates. Once you have enrolled by returning the enclosed authorization form, the service is automatic.

Indemnification of Directors and Officers of the Company

     Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them. This indemnification covers all costs and expenses reasonably incurred by a director or officer except for matters as to which he is liable because of willful misconduct or a knowing violation of criminal law. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation, under certain circumstances, limit the liability of directors and officers in a shareholder or derivative proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Securities and Exchange Commission takes the position that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

     The legality of the Company Common Stock to be registered and issued in connection with the Plan will be passed upon by Hunton & Williams, 951 East Byrd Street, Richmond, Virginia
23219.

Experts

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance upon the report of McGladrey & Pullen, LLP, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

Available Information

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company can be inspected, without change, at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549, and the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10043 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission, including the Company. Such reports, proxy statements and information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits and schedules thereto, certain parts of which are omitted in accordance with rules and regulations of the Commission. For further information with respect to the Company and the shares offered hereby, reference is made to the Registration Statement, together with the exhibits and schedules thereto, which may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549.

Incorporation of Documents by Reference

     The following documents, filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this
Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     2. The Company's Quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996.

     3. The description of common stock, no par value, contained in the Company's Registration Statement under the Exchange Act, including any amendment or report filed to update the description.


    All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and before termination of this offering are incorporated by reference into this Prospectus from the date of filing of those documents.

Anyone receiving a copy of this Prospectus may obtain, without charge, a copy of any of the documents incorporated by reference, except for the exhibits to the documents. Please mail your request to:

                   CFW Communications Company
                  Investor Relations Department
                          P.O. Box 1990
                   Waynesboro, Virginia  22980

or call (540) 946-3500.

                   CFW Communications Company
                        Authorization For
          Dividend Reinvestment and Stock Purchase Plan

                      ____________________

I hereby authorize CFW Communications Company (Company) to appoint First Union National Bank of North Carolina (First Union) as my agent to receive any cash dividends that may hereafter become payable to me on shares of Company common stock registered in my name and designated below, and authorize First Union, or its agent First Union Brokerage Services, to apply such dividends, together with any optional cash payments I may properly make, to the purchase of full shares and fractional interests in shares of the Company's common stock.

The undersigned hereby appoint(s) First Union as the agent of the undersigned subject to the Terms and Conditions of Authorization for the Plan set forth in the accompanying brochure, and hereby authorize(s) First Union to apply all cash received by it on behalf of the undersigned to purchase full and fractional shares of common stock of CFW.

This authorization and appointment is given with the understanding that the undersigned may terminate at any time by giving written notice to First Union National Bank. Such termination will become effective as provided in the Terms and Conditions.

Check one box only:

__   DIVIDEND REINVESTMENT -  I wish to apply dividends on all
common stock registered in my name to the purchase of additional common shares.

__   PARTIAL DIVIDEND - I wish to reinvest the dividends on
__________ shares registered in my name.

Check this box if you wish to make a cash contribution at any time.

__   CASH OPTION - I wish to make optional cash contributions to the Plan in the initial amount of $ ____________.
I understand that the amount of this contribution may vary and I am under no obligation to make any cash contribution whatsoever.

     SIGNATURE OF REGISTERED OWNER(S)__________________________
     Date_____________ Telephone Number (Area Code)____________ Social Security Number ___________________________________
     Print Name(s) ____________________________________________




                       THIS IS NOT A PROXY

                            PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission Registration Fee   $3,621
     Nasdaq National Market Fee                              --
     Legal Fees                                             5,000
     Accounting Fees                                        1,000
     Printing                                               5,000
     Blue Sky Fees and Expenses                              --
     Miscellaneous Expenses                                 1,379
                                       Total              $16,000

Item 15.  Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The registrant's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the registrant shall be liable to the registrant or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the registrant or brought by or on behalf of stockholders of the registrant, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 16.  Exhibits.

     4.1  Articles of Incorporation, as amended (filed as Exhibit
3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference)

     4.2 Bylaws, as amended (filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended
December 31, 1995, and incorporated herein by reference)

     4.3 Rights Agreement, dated as of February 26, 1990, between the Company and First Union National Bank of North
Carolina (filed as Exhibit 4.1 to the registrant's Current Report on From 8-K dated February 26, 1990, and incorporated herein by reference)

     5    Opinion of Hunton & Williams (filed herewith)

     24.1 Consent of McGladrey & Pullen, LLP (filed herewith)

     24.2 Consent of Hunton & Williams (included in Exhibit 5)

     25   Power of Attorney (located on page II-5)

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, Commonwealth of Virginia, on December 16, 1996

                      CFW COMMUNICATIONS COMPANY
                               (Registrant)



                       By:    /s/ James S. Quarforth
                              James S. Quarforth
                              President and Chief Executive
                              Officer


                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 16, 1996. Each of the directors and/or officers of CFW Communications Company whose signature appears below hereby appoints James S. Quarforth and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable CFW Communications Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

   Signature                             Title


/s/ James S. Quarforth             President and Chief Executive
James S. Quarforth                 Officer and Director
                                   (Principal Executive Officer)

/s/ Michael B. Moneymaker          Vice President - Finance
Michael B. Moneymaker              (Principal Financial Officer)

/s/ Christina S. Smith             Vice President-Administration,
Christina S. Smith                 Treasurer and Secretary
                                   (Principal Accounting Officer)

/s/ C. Phillip Barger              Director
C. Phillip Barger


/s/ William Wayt Gibbs, V          Director
William Wayt Gibbs, V


/s/ C. Wilson McNeely, III         Director
C. Wilson McNeely, III


/s/ John B. Mitchell               Director
John B. Mitchell


/s/ John N. Neff                   Director
John N. Neff


/s/ Carl A. Rosberg                Senior Vice President
Carl A. Rosberg                    and Director

/s/ Meredith E. Yeago              Director
Meredith E. Yeago


/s/ Robert S. Yeago, Jr.           Chairman of the Board
Robert S. Yeago, Jr.

                          EXHIBIT INDEX



Exhibit Number           Description

     4.1 Articles of Incorporation, as amended (filed as Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference)

     4.2 Bylaws, as amended (filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference)

     4.3 Rights Agreement, dated as of February 26, 1990, between the Company and First Union National Bank of North Carolina (filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K dated February 26, 1990, and incorporated herein by reference)

      5                  Opinion of Hunton & Williams (filed
                         herewith)

    24.1                 Consent of McGladrey & Pullen, LLP
                         (filed herewith)

    24.2                 Consent of Hunton & Williams (included
                         in Exhibit 5)

     25                  Power of Attorney (located on page II-5)